Exhibit 3.1.1

CERTIFICATE OF OWNERSHIP AND MERGER

Relating to the Merger

Of

FCSTONE GROUP, INC.

(an Iowa corporation)

Into

NEW FCSTONE, INC.

(a Delaware corporation)

The undersigned, FCStone Group, Inc., an Iowa corporation (“FCStone”), in accordance with Section 253 of the General Corporation Law of Delaware, does hereby certify that:

I. FCStone is an Iowa corporation.

II. FCStone owns, and will own until the effectiveness of the merger contemplated hereby, 100% of the issued and outstanding shares of common stock of New FCStone, Inc., a Delaware corporation (“New FCStone”), and such common stock constitutes the only issued and outstanding class of capital stock of New FCStone.

III. The following resolutions were duly adopted pursuant to the unanimous written consent of all of the members of the Board of Directors of the parent corporation, FCStone, dated October 9, 2006, and set forth the plan of merger whereby FCStone is to be merged with and into New FCStone, with the subsidiary corporation, New FCStone, being the surviving corporation:

WHEREAS, the officers of FCStone Group, Inc., an Iowa corporation (“FCStone”), have formed, or will form, New FCStone, Inc., a Delaware corporation (“New FCStone”), and such action was taken, or will be taken, with the intent and for the purpose that New FCStone would thereafter merge with FCStone and that New FCStone would be the surviving corporation and thereafter operate the assets and business of FCStone; and

WHEREAS, it is advisable and in the best interests of FCStone and New FCStone and their respective stockholders that FCStone be merged with and into New FCStone in order that the assets and business of FCStone shall be owned and operated by a corporation organized under the laws of the State of Delaware;

NOW, THEREFORE, RESOLVED, that, subject to obtaining any stockholder approval required under the laws of the States of Delaware and Iowa, FCStone be merged with and into New FCStone, with New FCStone being the surviving corporation, and that the following plan of merger, which sets forth the terms and conditions of the merger be, and it is hereby is, adopted and approved:

(1)	In accordance with the laws of the States of Delaware and Iowa, FCStone shall be merged with and into New FCStone, a wholly-owned subsidiary of FCStone, and the subsidiary corporation, New FCStone, is hereby designated the “Surviving Corporation” (FCStone and New FCStone are sometimes hereinafter collectively referred to as the “Constituent Corporations”). The Surviving Corporation shall assume all of the obligations of FCStone. The Surviving Corporation shall continue to be organized and existing under the laws of the State of Delaware.

(2)	The terms and conditions of the merger, the mode of carrying the same into effect, the cancellation of the outstanding shares of common stock of New FCStone owned by FCStone, and the manner and basis of converting the outstanding shares of capital stock of FCStone, or interests therein, into shares of New FCStone capital stock, or interests therein, are as follows:

A.	Upon the effectiveness of the merger;

(i) Each share of common stock, $0.0001 par value, of New FCStone which is issued and outstanding immediately prior to the effectiveness of the merger and owned by FCStone, shall be without further act or deed, cancelled and extinguished.

(ii) Each share of common stock, no par value, of FCStone which is issued and outstanding immediately prior to the effectiveness of the merger and is then held by any employee stock ownership plan adopted by the Board of Directors of FCStone (or by any trust created pursuant to any such employee stock ownership plan) shall, by virtue of the merger, without further act or deed, be converted into, and the holder of each such share shall be entitled to receive from the Surviving Corporation, one share of common stock, $0.0001 par value, of New FCStone, which share of New FCStone issued by virtue of the merger shall be in uncertificated form.

(iii) The shares of common stock, no par value, of FCStone which are issued and outstanding immediately prior to the effectiveness of the merger and are not then held by any employee stock ownership plan adopted by the Board of Directors of FCStone (or by any trust created pursuant to any such employee stock ownership plan) shall, by virtue of the merger, without further act or deed, be converted into, and the holders of such shares shall be entitled to receive from the Surviving Corporation, shares of three series of common stock, $0.0001 par value, of New FCStone (to be designated as Series 1, Series 2 and Series 3), which shares of such three series collectively shall be equal in number to the then total number of such shares of common stock, no par value, of FCStone and the shares of each such series shall be as nearly equal in number as the then total number of shares of such three series permits, such that each three such shares of common stock, no par value, of FCStone then held by any such holder shall be converted into:

(a)	one share of Series 1 common stock, $0.0001 par value, of New FCStone;

(b)	one share of Series 2 common stock, $0.0001 par value, of New FCStone; and

(c)	one share of Series 3 common stock, $0.0001 par value, of New FCStone,

and, to the extent that the number of such shares of common stock, no par value, of FCStone then held by any such holder is not evenly divisible by three and results in there being one or two remaining shares, (A) such shares divisible by three shall be converted into the shares of Series 1, Series 2 and Series 3 common stock, $0.0001 par value, of New FCStone, as aforesaid, (B) the first such remaining share shall be converted into one share of Series 1 common stock, $0.0001 par value, of New FCStone, and (C) the second such remaining share, if any, shall be converted into one share of Series 2 common stock, $0.0001 par value, of New FCStone; and all shares of New FCStone issued by virtue of the merger shall be in uncertificated form.

(iv) Each option (“FCStone Option”) which is outstanding immediately prior to the effectiveness of the merger and is exercisable into one or more shares of common stock, no par value, of FCStone shall, by virtue of the merger, without further act or deed, be converted into, and the holder of each such option shall be entitled to receive from the Surviving Corporation upon surrender to the Surviving Corporation of the agreement evidencing each such option, a new option agreement evidencing an option (“Surviving Corporation Option”) exercisable into shares of three series of common stock, $0.0001 par value, of New FCStone (to be designated as Series 1, Series 2 and Series 3), which shares of such three series issuable upon the exercise of the Surviving Corporation Option collectively shall be equal in number to the then total number of such shares of common stock, no par value, of FCStone issuable upon the exercise of the FCStone Option and the shares of each such series issuable upon the exercise of the Surviving Corporation Option shall be as nearly equal in number as the then total number of shares of such three series permits, such that an FCStone Option exercisable for each three shares of common stock, no par value, of FCStone immediately prior to the effectiveness of the merger shall be converted into a Surviving Corporation Option exercisable into:

(a)	one share of Series 1 common stock, $0.0001 par value, of New FCStone;

(b)	one share of Series 2 common stock, $0.0001 par value, of New FCStone; and

(c)	one share of Series 3 common stock, $0.0001 par value, of New FCStone,

and, to the extent that the number of such shares of common stock, no par value, of FCStone issuable upon the exercise of an FCStone Option is not evenly divisible by three and would result in there being one or two remaining shares, the Surviving Corporation Option into which such FCStone Option is converted shall exercisable into (A) shares of Series 1, Series 2 and Series 3 common stock, $0.0001 par value, of New FCStone, as aforesaid, with respect to such shares of common stock, no par value, of FCStone that are evenly divisible by three, (B) one share of Series 1 common stock, $0.0001 par value, of New FCStone with respect to the first such remaining share, and (C) one share of Series 2 common stock, $0.0001 par value, of New FCStone with respect to the second such remaining share, if any.

(v) Each share of common stock, no par value, of FCStone which is issued and held by FCStone in treasury immediately prior to the effectiveness of the merger shall, by virtue of the merger, without further act or deed, be cancelled and extinguished.

(vi) Notwithstanding any provision of this plan of merger to the contrary, if required by the Iowa Business Corporation Act, but only to the extent required thereby, shares of common stock, no par value, of FCStone which are issued and outstanding immediately prior to the effectiveness of the merger and which are held by holders of such shares who have properly demanded appraisal rights with respect thereto in accordance with Division XIII of the Iowa Business Corporation Act, and who have not failed to perfect or who have not effectively withdrawn or who have not lost their rights to appraisal and payment under said Division XIII will not be converted into the right to receive the merger consideration provided for in this plan of merger, but such holder thereof shall be entitled only to such rights to appraisal and payment under the Iowa Business Corporation Act.

B.	On and after the effectiveness of the merger:

(i) The Certificate of Incorporation of New FCStone in effect immediately prior to the effectiveness of the merger shall continue to be without change the Certificate of Incorporation of New FCStone as the Surviving Corporation of the merger until altered or amended in the manner provided by law, except that, upon the effectiveness of the merger, Article FIRST of said Certificate of Incorporation shall be amended to provide that the name of the corporation is “FCStone Group, Inc.”

(ii) The Bylaws of New FCStone in effect immediately prior to the effectiveness of the merger shall continue to be without change the Bylaws of New FCStone as the Surviving Corporation of the merger until altered or amended in the manner provided in the Certificate of Incorporation of New FCStone or in such Bylaws, except that, upon the effectiveness of the merger, said Bylaws shall be amended to provide that the name of the corporation is “FCStone Group, Inc.”

(iii) The assets, liabilities and shareholders’ equity of each of the Constituent Corporations shall be taken up or continued on the books of the Surviving Corporation at the amounts at which they are respectively recorded, immediately prior to the effectiveness of the merger, on the books of the Constituent Corporations, with any appropriate adjustments as may be made in accordance with the terms hereof and with generally accepted accounting principles.

(iv) The members of the Board of Directors of FCStone immediately prior to the effectiveness of the merger shall serve as the members of the Board of Directors of New FCStone, as the Surviving Corporation, until their respective successors are duly elected and qualified or until their respective earlier resignation or removal.

(v) The officers of FCStone immediately prior to the effectiveness of the merger shall serve as the officers of New FCStone, as the Surviving Corporation, until their respective successors are duly elected or appointed and qualified or until their respective earlier resignation or removal.

C.	New FCStone, as the Surviving Corporation, shall pay all expenses of the merger.

D.	The merger shall have the effect set forth in Sections 253 and 259 of the General Corporation Law of Delaware and in Section 490.1107 of the Iowa Business Corporation Act. Without limiting the generality of the foregoing, upon the effectiveness of the merger at the time specified by the applicable statutes of the States of Delaware and Iowa, the separate existence of FCStone shall cease, and FCStone shall be merged with and into New FCStone, as the Surviving Corporation, with the Surviving Corporation thereupon and thereafter possessing all the rights, privileges, powers and franchises, as well of a public as of a private nature, of each of the Constituent Corporations, and with the Surviving Corporation being subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, including subscriptions for shares of stock and all other things in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate, or any interest therein, vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

E.	Any claim existing, or action or proceeding, whether civil, criminal or administrative, pending by or against any of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

F.	If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law or any other things are necessary or desirable to vest or to perfect or to confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of any of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as the result of the merger, the directors and officers of the respective Constituent Corporations in office immediately prior to the effectiveness of the merger are each duly authorized to, and shall each execute and deliver any and all proper deeds, assignments and assurances in law and are each fully authorized to, and shall each, do all things necessary or appropriate in the name of such Constituent Corporation, so as to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out and consummate the provisions of the plan of merger.

G.	The Board of Directors of New FCStone is authorized to construe and interpret the plan of merger, as between the Constituent Corporations, in order to implement and consummate the provisions of the plan of merger and to determine all administrative procedures and accounting entries which may be deemed necessary or appropriate to implement and consummate the merger of FCStone with and into New FCStone pursuant to the plan of merger.

(3)	The time of the effectiveness of the merger shall be determined by the Board of Directors of FCStone, or by any committee of said Board that is specifically authorized by said Board to implement and consummate the merger. At any time prior to the effectiveness of the merger, the plan of merger may be terminated and the merger may be abandoned by the Board of Directors of either FCStone or New FCStone, or both, notwithstanding the approval of the plan of merger by the stockholders of FCStone. The plan of merger may be amended, modified or supplemented at any time (before or after stockholder approval) prior to the effectiveness of the merger with the mutual consent of the Board of Directors of FCStone and New FCStone; provided, however, that the plan of merger may not be amended, modified or supplemented after it has been approved by the stockholders of FCStone in any manner which, in the judgment of the Board of Directors of FCStone, would have a material adverse effect on the rights of such stockholders or in any manner would not be permitted under Sections 253(c) and 251(d) of the General Corporation Law of Delaware, Section 490.1102 of the Iowa Business Corporation Act, or other applicable law.

FURTHER RESOLVED, that the officers of FCStone be, and each hereby is, authorized and directed to cause a copy of the plan of merger adopted by the Board of Directors of FCStone in the foregoing resolution, to be furnished to each stockholder of FCStone entitled to vote at a Special Meeting of Stockholders called by the Board of Directors of FCStone; that a resolution to the following effect be submitted to a vote of the stockholders of FCStone entitled to vote thereon at said Special Meeting of Stockholders; and that the Board of Directors of FCStone hereby recommends that the stockholders of FCStone adopt such resolution:

RESOLVED, that FCStone Group, Inc., an Iowa corporation (“FCStone”), be merged with and into New FCStone, Inc., a Delaware corporation and wholly-owned subsidiary of FCStone (“New FCStone”), with New FCStone being the surviving corporation, all upon the terms and conditions contained in the plan of merger heretofore adopted by the Board of Directors of FCStone, a copy of which has been submitted to the stockholders of FCStone; and that said plan of merger be, and it hereby is, in all respects, approved.

FURTHER RESOLVED, that if the merger of FCStone with and into New FCStone and the plan of merger are adopted by the stockholders of FCStone as aforesaid, and subject to the determination of the time of the effectiveness of the merger in accordance with the plan of merger, the officers of FCStone be, and each hereby is, authorized and directed to cause to be prepared the forms of Certificate of Ownership and Merger, Articles of Merger, and such other documents as may be required under applicable law to consummate the merger; and that the President, any Vice President, the Secretary and the Assistant Secretary of FCStone be, and each hereby is, authorized and directed to (i) execute, acknowledge, certify, attest and deliver the Certificate of Ownership and Merger, Articles of Merger, and such other documents as may be required under applicable law and to file the same in the offices of the respective Secretaries of State of Delaware and of Iowa, as required under applicable law, and (ii) execute, acknowledge, certify, attest, deliver, file and record appropriate evidence of the merger in any other governmental office.

FURTHER RESOLVED, that the officers of FCStone be, and each hereby is, authorized and directed to do or cause to be done, any and all acts, and execute any and all documents as they or any of them deem to be necessary or appropriate to carry out the intent and purposes of the foregoing resolutions.

*    *    *

IV. The proposed merger and the plan of merger pursuant to which FCStone is being merged with and into New FCStone (a) was approved and adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of FCStone entitled to vote thereon at a Special Meeting of Stockholders of FCStone, which meeting was duly called and held on December 5, 2006 after at least 20 days’ notice of the purposes of the meeting mailed to each stockholder at such stockholder’s address as it appears on the records of FCStone, and (b) has been adopted, approved, certified, executed and acknowledged by FCStone, the parent corporation, in accordance with the laws under which it was organized.

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IN WITNESS WHEREOF, FCStone has executed this Certificate of Ownership and Merger this 5th day of December, 2006 and such execution shall constitute acknowledgment by the person signing this instrument that it is the act and deed of the Corporation and that the facts stated herein are true.

FCSTONE GROUP, INC.

By:	/s/ Paul G. Anderson
Paul G. Anderson
President

ATTEST:

/s/ Eric Parthemore
Eric Parthemore
Secretary

STATE OF IOWA	)
	)	SS.
COUNTY OF POLK	)

This instrument was acknowledged before me this 5th day of December, 2006 by Paul G. Anderson, President of FCStone Group, Inc., an Iowa corporation, known to me to be the person who executed the within Certificate of Ownership and Merger in behalf of said corporation as the act and deed of said corporation.

/s/ Charles M. Schneider
Notary Public

(SEAL)

My Commission Expires:

9/25/08

9